Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Amendment No. 1 to Registration Statement No. 000-54726 of our report dated May 31, 2012 relating to the consolidated financial statements of Sears Canada Inc. and subsidiaries, appearing in this Amendment No. 1 to the Registration Statement.

We also consent to the reference to us under the heading “Statement By Experts” in such Amendment No. 1 to the Registration Statement.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

Toronto, Canada

July 9, 2012